SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
[Amendment No.___]

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under § 240.14a-12

CARDINAL COMMUNICATIONS, INC

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒  No fee required.
☐  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1) Title of each class of securities to which transaction applies:

2) Aggregate number of securities to which transaction applies:

3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filling fee is calculated and state how it was determined):

4) Proposed maximum aggregate value of transaction:

5) Total fee paid:

☐  Fee paid previously with written preliminary materials.

☐  Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1) Amount Previously Paid:

2) Form Schedule or Registration Statement No.:

3) Filing Party:

4) Date Filed:

Cardinal Communications, Inc.
390 Interlocken Crescent, Suite 900
Broomfield, Colorado 80021
Telephone (303) 285-5379

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD JUNE 6, 2006

To Our Shareholder:

The Annual Meeting of Shareholders of Cardinal Communications, Inc. (the “Company”) will be held on Tuesday, June 6, 2005, at 10:00 a.m. (Local Time), at the Omni Interlocken Resort, 500 Interlocken Boulevard, Broomfield, Colorado 80021, for the following purposes:

(1)
ELECTION OF EIGHT DIRECTORS. To elect the Eight persons listed in the Proxy Statement that accompanies this Notice to serve as directors of the Company until our next annual meeting of shareholders, or until their respective successors are elected and qualified.

(2)	RATIFICATION AND APPROVAL OF AUDITORS. To ratify the selection of AJ. Robbins, PC as the Company’s independent auditors for the fiscal year ending December 31, 2006.

(3)
APPROVAL OF REVERSE COMMON STOCK SPLIT. To give our Board of Directors the discretionary authority, prior to the next annual meeting of shareholders, if the Board deems it in the best interest of the Shareholders, to amend our Articles of Incorporation to effect a reverse stock split of one of the following amounts: i) one share of common stock for five shares of common stock; ii) one share of common stock for ten shares of common stock, iii) one share of common stock for twenty shares of common stock, or iv) one share of common stock for thirty shares of common stock.

(4)
APPROVAL OF FORWARD COMMON STOCK SPLIT. To give our Board of Directors the discretionary authority, prior to the next annual meeting of shareholders, if the Board deems it in the best interest of the Shareholders, to amend our Articles of Incorporation to effect a forward stock split of two common shares of common stock for each one share of common stock.

(5)	OTHER BUSINESS. To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

Shareholders of record at the close of business on Friday, May 12, 2006, are entitled to notice of and to vote at the Annual Meeting and at any continuation or adjournments thereof.

All shareholders are cordially invited to attend the Annual Meeting in person. Your vote is important. Please fill in, date, sign and return the enclosed proxy in the return envelope as promptly as possible, whether or not you plan to attend the Annual Meeting. Your promptness in returning the proxy will assist in the expeditious and orderly processing of the proxies and will assist in ensuring that a quorum is present or represented. Even though you return your proxy, you may nevertheless attend the Annual Meeting and vote your shares in person if you wish. If you want to revoke your proxy at a later time for any reason, you may do so in the manner described in the attached Proxy Statement.

By Order of the Board of Directors

/s/ Edouard A. Garneau
President & CEO
May 18, 2006

Cardinal Communications, Inc.
390 Interlocken Crescent, Suite 900
Broomfield, Colorado 80021
Telephone (303) 285-5379

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON JUNE 6, 2006

VOTING AND PROXY

This Proxy Statement is furnished to holders of Common Stock, par value $.0001 per share (the “Common Stock”), Series A Preferred Stock, par value $.0001 per share (the “Series A Stock”) and Series B Preferred Stock, par value $.0001 per share (the “Series B Stock”), of Cardinal Communications, Inc., a Nevada corporation (the “Company”), in connection with the solicitation of the accompanying proxy on behalf of the Board of Directors of the Company (the “Board”) for use at the 2006 Annual Meeting of the Company’s shareholders (the “Annual Meeting”) and at any adjournment(s) or postponement(s) thereof. The Annual Meeting will be held at the Omni Interlocken Resort, 500 Interlocken Boulevard, Broomfield, Colorado 80021, on June 6, 2006, at 10:00 a.m. (local time), for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders (the “Notice”).

When proxies in the accompanying form are properly executed and received, the shares represented thereby will be voted at the Annual Meeting in accordance with the directions noted thereon. If no direction is indicated on the proxy, the shares represented thereby will be voted (i) for the election of the Board’s nominees as directors as set forth in the Proxy Statement; (ii) for the ratification of the selection of AJ. Robbins, PC as the Company’s independent auditors for the fiscal year ending December 31, 2006; (iii) to give our Board of Directors the discretionary authority, if the Board deems it in the best interest of the Shareholders, to amend our Articles of Incorporation to effect a reverse stock split prior to the next annual meeting of shareholders of one of the following amounts: a)one share of common stock for five shares of common stock; b) one share of common stock for ten shares of common stock, c) one share of common stock for twenty shares of common stock or d) one share of common stock for thirty shares of common stock; and (iv) to give our Board of Directors the discretionary authority, if the Board deems it in the best interest of the Shareholders, prior to the next annual meeting of shareholders, to amend our Articles of Incorporation to effect a forward stock split of two common shares of common stock for each one share of common stock.

Securities Transfer Corporation (“STC”) is assisting us in this solicitation of proxies. Questions or requests for proxy materials can be directed to them at:

Securities Transfer Corporation
2591 Dallas Parkway, Suite 102
Frisco, Texas 75034
Or call: (469) 633-0101
Or Fax: (469) 633-0088

Many of the Company’s shareholders hold their shares in “street-name” in the name of a brokerage firm or bank. If you hold your shares in “street-name,” please note that only your brokerage firm or bank can sign a proxy on your behalf, and only upon receipt of your specific instructions. The Board urges you to contact the person responsible for your account today, and instruct them to execute a proxy in favor of the proposals described in this Proxy Statement.

If you hold your shares in more than one type of account or if your shares are registered differently, you may receive more than one proxy. Please sign and return all proxies that you receive.

This Proxy Statement and the accompanying proxy are first being mailed to shareholders on or about May 18, 2006.

REVOCABILITY OF PROXY AND VOTING OF SHARES

Any shareholder giving a proxy has the power to revoke it at any time before it is exercised. The proxy may be revoked before it is exercised by sending a written revocation or a duly executed proxy bearing a later date to the Company’s Secretary at our principal executive offices at 390 Interlocken Crescent, Suite 900, Broomfield, Colorado 80021.The proxy may also be revoked by attending the meeting and voting in person.

If it is not revoked, the proxy will be voted at the meeting in accordance with the shareholder’s instructions indicated on the proxy card. If no instructions are indicated, the proxy will be voted FOR the approval of all of the proposals set forth herein. We currently know of no other matters to be considered at the Annual Meeting of Shareholders. If, however, any other matters come before the Annual Meeting of Shareholders, or any adjournment or adjournments thereof, the persons named in the proxy will vote the proxy in accordance with their best judgment on any such matter.

RECORD DATE, VOTING RIGHTS AND OUTSTANDING SHARES

The record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting was the close of business on May 12, 2006 (the “Record Date”).

Each share of Common Stock outstanding on the Record Date will be entitled to one vote on all matters to be acted upon at the Annual Meeting. On the Record Date, there were 445,328,774 shares of Common Stock outstanding.

Each share of Series A Stock will be entitled to vote on all matters to be acted upon at the Annual Meeting. The Series A Stock holders vote as if their shares have been converted to Common Stock as of the Record Date according to the conversion features of the Series A Stock contained in the Company’s Articles of Incorporation. Accordingly, the Series A Stockholders are entitled to 2,000 votes per share. On the Record Date, there were 8,750 shares of Series A Stock outstanding, entitled to cast 17,500,000 votes at the Annual Meeting or by Proxy.

Each share of Series B Stock will be entitled to vote on all matters to be acted upon at the Annual Meeting. The Series B Stock holders vote as if their shares have been converted to Common Stock as of the Record Date according to the conversion features of the Series B Stock contained in the Company’s Articles of Incorporation. Accordingly, the Series B Stockholders are entitled to 100 votes per share of Series B Stock. On the Record Date, there were 350,000 shares of Series B Stock outstanding, entitled to cast 35,000,000 votes at the Annual Meeting or by Proxy.

Therefore, as of the Record Date, there is estimated to be a total of 497,828,774 votes represented by the holders of Common Stock, Series A Stock and Series B Stock., therefore a total of 248,914,387 votes or more, in person or by proxy will constitute a quorum at the meeting.

There are no cumulative voting rights with respect to the Common Stock, the Series A Stock, or the Series B Stock. The presence, in person or by proxy, of holders of a majority of the outstanding shares of Common Stock, Series A Stock and Series B Stock entitled to vote at the Annual Meeting is necessary to constitute a quorum to transact business. Assuming the presence of a quorum, directors will be elected by a plurality of the votes cast. To approve any other matter to be presented at the Annual Meeting, the number of votes cast in favor of the matter must exceed the number of votes cast in opposition to the matter.

Certain of our members of our Board of Directors and other shareholders of the Company are parties to an agreement that contain certain voting covenants with respect to the election of directors. That agreement and the voting covenants are disclosed in the Proxy Statement under the Section “Certain Relationships and Related Transactions.”

When the proxy is properly executed, dated and returned, the shares it represents will be voted in accordance with any directions noted on it. Votes cast by proxy or in person at the Annual Meeting will be tabulated by the Inspectors of Election, in conjunction with information received from our transfer agent. The Inspectors of Election will also determine whether or not a quorum is present.

Shares which abstain from voting as to the proposals, and shares held in “street name” by brokers or nominees who indicate on their proxies that they do not have discretionary authority to vote such shares as to the proposals (“broker non-votes”), will be counted for purposes of determining whether the affirmative vote of a majority of the shares present at the meeting and entitled to vote on the proposals has been obtained, but will have the effect of reducing the number of affirmative votes required to achieve the majority vote on the proposals.

SOLICITATION

The Company is soliciting your proxy. The cost of this solicitation, including expenses in connection with preparing and mailing this Proxy Statement, will be borne by the Company. In addition to original solicitation of proxies by mail, our directors, officers and other employees may, without additional compensation, solicit proxies by telephone, facsimile and personal interviews. Proxies may not be returned through the Internet. The directors and executive officers who may participate in the solicitation will not be additionally compensated but will be reimbursed for out-of-pocket expenses. The Company has engaged STC to serve as its proxy solicitors. Pursuant to the Company’s agreement with STC, they will provide various proxy advisory and solicitation services for the Company in exchange for a fee not to exceed $20,000 plus expenses. The Company has also agreed to indemnify STC against certain liabilities in connection with this solicitation. The Company may also request, and reimburse the reasonable fees and expenses of, banking institutions, brokerage firms, custodians, nominees and fiduciaries to forward solicitation materials to the beneficial owners of Common Stock, Series A Stock, and Series B Stock that those companies hold of record.

DELIVERY OF DOCUMENTS TO SHAREHOLDERS SHARING AN ADDRESS

The Company will only deliver one Proxy Statement to multiple shareholders sharing an address unless we have received contrary instructions from one or more of the shareholders. The Company will promptly deliver a separate copy of this Proxy Statement to shareholders at a shared address to which a single copy of the document was delivered upon oral or written request to:

Cardinal Communications, Inc.
Attn: Corporate Secretary
390 Interlocken Crescent, Suite 900
Broomfield, Colorado 80021
Telephone (303) 285-5379

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The following table sets forth certain information known to us regarding beneficial ownership of our common stock as of March 31, 2006 by (i) each person who is known to us to be beneficial owners of more than 5% of our common stock, (ii) each of our Directors and the executive officers, and (iii) our executive officers and Directors as a group. Except as otherwise noted below, the address of each persons is 390 Interlocken Crescent, Suite 900, Broomfield, Colorado 80021.

	NUMBER	PERCENTAGE OF
	OF SHARES	SHARES
	BENEFICIALLY	BENEFICIALLY
NAME AND ADDRESS OF BENEFICIAL OWNER	OWNED(1)	OWNED(1)

Ed Buckmaster	83,547,992	20.3%
Crestview Capital Master LLC (2)	47,666,666	11.6%
Evergreen Venture Partners, LLC(3)	15,000,000	3.6%
Monarch Pointe Fund, Ltd. (4)	25,400,000	6.2%
David A. Weisman(5)	17,500,000	4.2%
Richard E. Wilson(6)	2,207,180	*
Ed Garneau(7)	18,744,463	4.5%
Byron T. Young	6,139,909	1.5%
Robert Searls (8)	4,818,600	1.2%
Jeff Fiebig(9)	3,003,547	*
Craig Cook(10)	1,538,506	*
Ron Bass (11)	844,730	*
Kerry Briggs	447,600

	226,859,193	55.0%

Supplemental Beneficial Ownership Information

All executive officers and Directors as a group (7 persons)	49,978,335	12.1%

* Represents beneficial ownership of less than 1%.

(1) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of common stock subject to options and warrants currently exercisable or convertible, or exercisable or convertible within 60 days of March 31, 2005, are deemed outstanding for computing the percentage of the person holding such option or warrant but are not deemed outstanding for computing the percentage of any other person. Except as pursuant to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of common stock beneficially owned. Percentages are based on 413,413,174 shares of common stock outstanding as of March 31, 2005.

(2) Includes 40,000,000 shares issuable upon conversion of convertible debentures held by Crestview Capital Master LLC. Crestview's business address is 95 Revere Dr., Suite A, Northbrook, Illinois, 60062.

(3) Evergreen Venture Partners, LLC's business address is 1535 Grant Street, Suite 140, Denver, CO 80203.

(4) Includes 17,500,000 shares issuable upon conversion of Series A Preferred Shares and 5,400,000 shares issuable upon exercise of warrants held by Monarch Pointe Fund, Ltd. Monarch's business address is 555 South Flower St., Suite 4500, Los Angeles, California 90071.

(5) Includes 17,500,000 shares issuable upon exercise of warrants.

(6) Includes 750,000 shares issuable upon exercise of options. Mr. Wilson's address is 6252 Harbour Heights Parkway, Mukilteo, Washington 98275.

(7) Includes: (i) 5,203,870 shares were issued to, and owned by five affiliated limited liability companies for which Mr. Garneau serves as Manager, and in his capacity as Manager, Mr. Garneau exercises voting control over the 5,203,870 common shares. Mr. Garneau disclaims beneficial ownership of all such shares: (ii) 600,000 shares and 200,000 shares issuable upon exercise of two warrants issued in a private placement transaction to September Serenade Ltd., a family owned partnership of which Mr. Garneau serves as a general partner and in which he shares voting control over the shares with his wife. Each of Mr. Garneau and his wife own a 0.5% interest in the partnership. Mr. Garneau disclaims beneficial ownership of all but 0.5% of the shares and warrants owned by the partnership; and (iii) 9,721,950 common shares and 2,777,700 common shares issuable upon conversion of Series B Preferred Stock issued to and owned by DD Family Properties LLC, a family owned LLC of which Mr. Garneau owns a 21% interest and for which he serves as Manager. Mr. Garneau exercises voting control over all of the common shares and preferred shares owned by the LLC. Mr. Garneau disclaims beneficial ownership of all but 21% of the common shares and preferred shares owned by DD Family Properties LLC.

(8) Includes 1,070,800 shares issuable upon conversion of Series B Preferred Shares.

(9) Includes 320,100 shares issuable upon conversion of Series B Preferred Shares and 66,667 shares issuable upon exercise of warrants.

(10) Includes 100,000 shares issuable upon conversion of Series B Preferred Shares and 66,667 shares issuable upon exercise of warrants.

(11) Includes 400,000 shares issuable upon conversion of options.

AUTHORIZED CAPITAL STOCK

Our authorized capital stock consists of 800,000,000 shares of Common Stock, $.0001 par value per share and 100,000,000 shares of Preferred Stock, issuable in series, $.0001 par value per share. The following description of certain provisions of our Common Stock and Preferred Stock does not purport to be complete and is subject to, and qualified in its entirety by, the provisions of the our Articles of Incorporation, as amended.

DESCRIPTION OF COMMON STOCK

As of May 12, 2006, there were 445,328,774 shares of our Common Stock outstanding. Additional shares of common stock have been reserved for issuance as follows: 59,131,879 shares pursuant to various warrants; 151,100,560 shares pursuant to various convertible debentures; 52,500,000 shares pursuant to the Series A and Series B convertible preferred stock; and 7,150,000 shares pursuant to various options. Each share of Common Stock is entitled to one vote at all meetings of shareholders. All shares of Common Stock are equal to each other with respect to liquidation rights and dividend rights. There are no preemptive rights to purchase any additional shares of common stock nor are there any subscription, conversion or redemption rights applicable to the Common Stock. Our Articles of Incorporation, as amended, prohibit cumulative voting in the election of directors. The absence of cumulative voting means that holders of more than 50% of the shares voting for the election of directors can elect all directors if they choose to do so. In such event, the holders of the remaining shares of Common Stock will not be entitled to elect any director. A majority of the shares entitled to vote, represented in person or by proxy, constitutes a quorum at a meeting of shareholders. In the event of liquidation, dissolution or winding up, holders of shares of Common Stock will be entitled to receive, on a pro rata basis, all assets remaining after satisfaction of all liabilities and all preferences payable to the Preferred Stock, if any.

DESCRIPTION OF PREFERRED STOCK

As of May 12, 2006, there were 8,750 shares of our Series “A” Convertible Preferred Stock and 350,000 shares of our Series “B” Convertible Preferred Stock outstanding.

The Series A Stock is convertible into the Company's common stock at a conversion price ranging from $0.05 to $0.075 as calculated in accordance with the Certificate of Designation under our Articles of Incorporation, filed with the State of Nevada. The conversion price per share for the Series A Stock shall be equal to eighty-five percent (85%) of the Market Price provided, however, that subject to certain provisions, in no event shall the conversion price be less than $0.05 per share (the "Floor Price") or exceed $0.075 (the "Ceiling Price"). Each holder of the Series A Stock shall be entitled to receive, when, as and if declared by the Board of Directors, out of any assets of the Company legally available therefore, such dividends as may be declared from time to time by the Board of Directors. Except as provided by Nevada law, the holder of shares of Series A Stock shall not have the right to vote on matters that come before the shareholders. The holders of shares of Series A Stock have a payment preference over the Series B Stock and the Common Stock upon the liquidation, dissolution or winding up of the Company.

The Series B Convertible Preferred Stock includes the right on the part of the Company or the holders to effect the conversion of the Series B Stock to Common Stock from time to time when there is sufficient authorized but unissued shares of Common Stock available for issuance upon conversion in accordance with the Certificate of Designation under our Articles of Incorporation, filed with the State of Nevada. The Series B Stock is convertible into Common Stock at the conversion rate of 100 to 1, assuming there is sufficient authorized Common Stock. The Series B Stock designation also provides that the Series B Stock will be senior to the Common Stock with respect to rights upon liquidation, winding up or dissolution of the Company, but will be junior to the Company's Series A Stock. The Series B Stock will vote together with the Common Stock as a single class on an as-converted to Common Stock basis.

Any and all descriptions of the Certificate of Designations of the Series A Stock and Series B Stock as described in this Proxy Statement are qualified in their entirety by reference to the full text of the Certificate of Designations as filed with the State of Nevada.

LEGAL PROCEEDINGS

Cardinal Communications, Inc. (the “Company”) is a defendant in a proceeding styled Exceleron Software, Inc. v. Cardinal Communications, Inc., Cause No. DV05-8334-J, filed in the Dallas County, Texas District Court on August 22, 2005. On May 5, 2006, the parties reached an agreement to settle the matter and dismiss the case, with prejudice. The Company will pay Exceleron a total of $47,500 in full satisfaction of all claims and has recorded a liability of the same amount in connection with the settlement.

Usurf TV, formerly known as Neighborlync, a wholly owned subsidiary of the Company that ceased operations in early 2005, was sued by Platte Valley Bank in Scotts Bluff, Nebraska County Court. The case is styled Platte Valley Bank v. Usurf TV, f/k/a/ Neighborlync, Inc., Case No. CI O5-1050 and was filed on September 12, 2005. The Plaintiff obtained judgment for $45,000 in or around October 2005. The Defendant, however, does not have any assets and is no longer in business. The Company will vigorously defend itself against any attempts to enforce the judgment against the Company, but has recorded a $45,000 liability in connection with this lawsuit.

King Concrete, LLC (a dissolved wholly-owned subsidiary of Sovereign Partners, LLC, a wholly-owned subsidiary of the Company), was a defendant in a proceeding known as ABCO Development Corporation v. Systems Contractors, Inc., Case Nos. Case Nos. BC316119 and BC313338 pending in the Superior Court for the County of Los Angeles, California. The lawsuit alleged defective construction claims with respect to certain concrete components performed by King Concrete at a project site in Lakewood, Colorado. In February 2006, this suit was settled and the Company incurred no losses in relation to the suit.

The Company is a defendant in an arbitration proceeding styled Douglas O. McKinnon v. Cardinal Communications, Inc. pending before the American Arbitration Association in Denver, Colorado. The demand for arbitration was filed on July 29, 2005. Mr. McKinnon is seeking $360,000, representing two years salary pursuant to an employment agreement with the Company. The parties have reached an agreement in principal to settle the claim for $242,000 payable in stock over the course of one year. The parties are in the process of finalizing the settlement documents and, once complete, will record a liability of the same amount in connection with the settlement.

Sovereign Companies, LLC (“Sovereign”), a wholly owned subsidiary of the Company, is involved in litigation surrounding a condominium development project in Greeley, Colorado known as Mountain View at T-Bone. In October 2005, Sovereign, Mountain View at T-Bone, LLC (“Mountain View”), and Mr. Edouard A. Garneau filed a declaratory relief action against certain members of Mountain View seeking a determination of the various rights and obligations of the members. The action is styled Sovereign Companies, LLC et al. v. Yale King et al., Case No. 05-CV-649 and is pending in Larimer County District Court in Colorado. The declaratory relief action seeks to clarify the roles and responsibilities of certain members and the operational authority of individual managers of Mountain View and asserts claims against certain of its members. Mr. Garneau is a member of the Company’s Board of Directors and indirectly owns and controls shares of the Company’s common and preferred stock.

In a related action, Sovereign and Mr. Garneau, in his capacity as Manager of Sovereign and Mountain View, were named in a lawsuit brought by several individual members of Mountain View, claiming unspecified damages for breach of contract by Sovereign and Mr. Garneau, and for other causes of action against Mr. Garneau individually. That case is styled Yale King et al. v. Sovereign Companies, LLC et al., Case No. 2005-CV-1008 and was filed in June 2005 in Weld County District Court in Colorado. This action was subsequently dismissed for improper venue and transferred to Denver County District Court. Both related cases have been stayed pending a determination as to where the two cases should proceed. Sovereign disputes the allegations of the other Mountain View members and intends to vigorously defend the action. However, the Company cannot control the outcome and extent of the losses, if any, that may be incurred. Mr. Garneau is a member of the Company’s Board of Directors and indirectly owns and controls shares of the Company’s common and preferred stock.

Colorado River KOA, LLC (“CRKOA”), a partially owned subsidiary of the Company, has been sued by WHR Properties, Inc. in a case styled WHR Properties, Inc. v. Colorado River KOA, LLC and is currently pending in Gunnison County District Court in Colorado. The action was filed on March 17, 2006 and alleges breach of an agreement for the purchase of real property and seeks specific performance of the alleged contract and, alternatively, an unspecified claim for damages. On March 22, 2006, the Gunnison County District Court entered an order enjoining the sale of the property to any third party. CRKOA disputes the allegations and intends to vigorously defend the action. The parties are currently engaged in settlement negotiations. However, the Company cannot control the outcome and extent of the losses, if any, that may be incurred.

Sovereign Companies, LLC and Sovereign Developments, LLC, (collectively “Sovereign”), wholly owned subsidiaries of the Company, have been sued by Jech Excavating, Inc. in a case styled Jech Excavating, Inc. v. Riverplace Condominiums, LLC et al., Case No. 55-CV-06-2-28 pending in Olmstead County District Court in Minnesota. The action was filed on February 22, 2006 and alleges breach of contract under a promissory note relating to the performance of excavating work at the Riverplace development. The action also asserts a claim against Mr. Garneau individually. The Plaintiff is seeking damages of $664,000 together with interest and attorney’s fees. The parties reached a settlement whereby Sovereign paid Jech Excavating $638,000 in settlement of the claims which funds were derived from the sale of the Riverplace property. The parties are in the process of finalizing the settlement and dismissal papers.

Sovereign Homes, a wholly owned subsidiary of the Company, has been sued by third-party plaintiff, Jech Excavating, Inc. in a case styled Falcon Drilling & Blasting, Inc. v. Jech Excavating, Inc. et al., Case No. 55-C4-05-005151, pending in Olmstead County District Court in Minnesota. The third-party complaint against Sovereign Homes was filed on March 9, 2006 and seeks enforcement of a mechanics lien, alleges breach of contract, and asserts other claims relating to the performance of excavating work at the Rocky Creek development. The Plaintiff is seeking damages of $263,000 together with interest and attorney’s fees. The parties are currently engaging in settlement negotiations. Sovereign Homes intends to vigorously defend the action. However, Sovereign Homes cannot control the outcome and extent of the losses, if any, that may be incurred.

The Company is a defendant in a proceeding styled Jantaq, Inc. v. Cardinal Communications, Inc., Case No. BC350688, filed in the Los Angeles County Superior Court on April 13, 2006. The complaint alleges breach of contract and fraud claims against the Company and seeks $300,000 in damages together with interest and attorney’s fees. The Company intends to vigorously defend the action. However, the Company cannot control the outcome and extent of the losses, if any, that may be incurred.

IDENTIFICATION OF DIRECTORS AND/OR EXECUTIVE OFFICERS

The following table sets forth certain information regarding each of our Directors and executive officers as of May 12, 2006.

NAME	AGE	TITLE(S)

Ed Garneau (1)(2)(5)(7)	44	Director, Chief Executive Officer
Richard E. Wilson (1)(2)(4)(5)(6)	63	Director, Chairman of the Board of Directors
Byron Young (2) (6)	32	Director
David A. Weisman	43	Director
Jeffrey Fiebig(4)(6)	45	Director
Joseph M. Durnford	42	Director
Robert T. Hale	67	Director
Robert R. Searls	59	Director
Kerry D. Briggs	58	Director
Ronald S. Bass (3)	39	Principal Accounting Officer
Craig A. Cook (3)	59	Chief Administrative Officer

(1) Member of the Executive Committee of the Board of Directors.

(2) Member of the Audit Committee of the Board of Directors.

(3) Member of the Disclosure Committee of the Board of Directors.

(4) Member of the Nominating Committee of the Board of Directors.

(5) Member of the Compensation Committee of the Board of Directors.

(6) Member of the Special Committee of the Board of Directors.

(7) Mr. Garneau entered into an Employment Agreement with the Company effective as of February 21, 2005 whereby Mr. Garneau was appointed the position of Chief Operating Officer of the Company. On November 4, 2005, Mr. Garneau was appointed Chief Executive Officer of the Company.

Our officers serve at the discretion of our Board of Directors. Mr. Garneau has an executive employment agreement. Our Directors serve until the next annual meeting of shareholders or until their respective successors are elected and qualified. There exists no family relationship between our officers and Directors. Certain information regarding the backgrounds of each of our officers and Directors is set forth below.

RICHARD E. WILSON. Mr. Wilson has served as a member of our Board of Directors since March 2003. In November 2005 he was appointed as the Chairman of our Board of Directors. Since 2002, Mr. Wilson has served as a principal and executive vice president of business development of NetPort-Datacom, Inc., a privately held Mukilteo, Washington-based provider of international voice service. Mr. Wilson was co-founder of The Association of Communications Enterprises (ASCENT) (formerly the Telecommunications Resellers Association), a leading trade group representing entrepreneurial and small business communications companies. He served on that organization's Board of Directors in 1992 and 1993 and is currently Chairman Emeritus of ASCENT. During 2001 and 2002, Mr. Wilson was a principal in SigBioUSA, LLC, a Mulkiteo, Washington-based telecommunications consulting firm with expertise in both wireline and wireless telecommunications applications. From May 2000 to April 2001, Mr. Wilson was president and chief executive officer of Open Telecommunications North America, a wholly owned subsidiary of Open Telecommunications Australia, a publicly traded company in Australia that provides telecommunications-network-infrastructure related products and services. Also, from 2000 through January 2002, Mr. Wilson served as a Director of GlobalNet International Telecommunications, Inc., an Illinois-based provider of global telecommunications services. GlobalNet was publicly traded under the symbol GBNE, until acquired by Titan Corporation in 2002.

EDOUARD A. GARNEAU. Mr. Garneau joined our Board of Directors December 20, 2004. In February 2005 Mr. Garneau was appointed the position of Chief Operating Officer of the Company and in November 2005, Mr. Garneau was appointed as Chief Executive Officer of the Company. Mr. Garneau is the founder and, since 1994, has been the Chief Executive Officer of Sovereign Companies (recently acquired by the Company on February 18, 2005), a diversified real estate development company with broadband telecommunications installation and operations in 4 states currently representing 10 major developments or approximately 1100 homes. Prior to founding Sovereign, Mr. Garneau served eight years in the US Air Force as a fighter pilot.

JEFFREY W. FIEBIG. Mr. Fiebig joined us as a member of our Board of Directors March 2005. Mr. Fiebig joined the Sovereign Companies (recently acquired by the Company on February 18, 2005) as Vice President in August of 2004 and in September 2005 he was promoted to President of the Sovereign Companies. Mr. Fiebig has spent the last sixteen years in the US Air Force on active duty or in the reserves. From January 2001 to January 2004, Mr. Fiebig was the Supervisor and Commander of six Squadrons and over 500 personnel at Luke Air Force Base, Arizona. In addition to his US Air Force duties Mr. Fiebig was an instructor and evaluator for United Airlines from May of 1997 to September 2004.

BYRON YOUNG. Mr. Young joined us as a member of our Board of Directors in August 2004. Concurrently, Mr. Young will remain active as President of the Company’s Texas subsidiary, Connect Paging Inc. d/b/a/ Get-A-Phone ("GAP"). Mr. Young purchased GAP in 2000, sold off all paging assets and refocused the company on dial tone. GAP has grown to over 13,000 customers to date and revenues exceeding $8.6 million annually. Prior to Connect Paging, Mr. Young founded Phone America in 1997 which was merged with Trans National Telecommunications, Inc. in 1999 and prior to Phone America, founded Paging Express, Inc. in 1994.

JOSEPH M. DURNFORD. Mr. Durnford has over 19 years experience in corporate finance, accounting, business strategy, and mergers and acquisitions. Mr. Durnford is the Founder and CEO of JD Ford & Company, a specialized investment bank that has been directly responsible for completing numerous middle market merger and acquisition transactions, and raised capital through a variety debt and equity financing structures. During his career Mr. Durnford has participated in corporate finance and merger and acquisition transactions with values exceeding $1 billion, in a variety of industries including manufacturing, software development, real estate development, construction, financial services, and consumer products. He is a Certified Public Accountant and serves on the corporate boards of Thomas Industries, which he chairs, Compass Bank of Colorado, and Mallfinder Networks.

ROBERT T. HALE. Mr. Hale brings more than 35 years of business expertise to the Board, the majority of which involved the telecommunications industry. Mr. Hale is currently the Chairman of Granite Telecommunications a successful telecom and software services company. Granite Telecommunications, provides local phone services, telecom expense reporting and premier dial tone support services to over 15,000 customers with over 120,000 locations and 490,000 telephone lines throughout the country. A graduate of Tufts University with a degree in economics, Mr. Hale has served on audit and compensation committees of various boards of directors. Mr. Hale co-founded Network Plus, Inc., and ASCENT. He is former Director of the merged Comptel/Ascent Board, and has served as Director of Sigecom, LLC and Utilicom Networks.

ROBERT R. SEARLS. Mr. Searls is a successful real estate developer and has formed a series of partnerships and corporations for the purpose of purchasing or developing a variety of real estate projects including commercial retail, office, self storage, multi-family and residential subdivisions. A former Navy and Eastern Airline pilot, Mr. Searls has been a Series 7 stockbroker and negotiated the acquisition and sale of several hundred million dollars in real estate in Colorado and Florida.

KERRY D. BRIGGS. Mr. Briggs is President and Owner of Briggs Financial Services, a specialty line insurance agency serving the banking and credit union marketplace. Mr. Briggs has over 20 years of experience in the finance and banking industry. Mr. Briggs also is a successful real estate developer, building and owning several apartment and condominium complexes in Utah, Arizona, and Kansas. Mr. Briggs served as a pilot in the United States Air Force Reserve for 28 years, retiring in 2000 as a Colonel.

DAVID A. WEISMAN. Mr. Weisman joined us in October 2004 as the Chairman of the Company’s Board of Directors. For a period in 2005, Mr. Weisman was Chief Executive Officer of the Company. Currently he is a Director. Mr. Weisman also served as Chairman and CEO of a broadband and communications technology and services company, Eagle Broadband. Before Eagle Broadband, he was: Vice President, Sales & Marketing for IP Dynamics; co-founder and Vice President, Sales and Marketing for Canyon Networks; Vice President, Marketing and Customer Service for ACT Networks; co-founder and Vice President, Sales & Marketing for Thomson Enterprise Networks. Mr. Weisman also served as a pilot with the United States Air Force Reserve. He holds a B.A. in Economics and International Relations from U.C.L.A.

RONALD S. BASS. Mr. Bass joined us as Principal Accounting Officer in November 2003. Prior to joining us, Mr. Bass served as Chief Financial Officer of Phantom Group from January 2002 to October 2003, Chief Financial Officer of Knovada from May 2001 to October 2003, Director of finance and operations at Vista Travel Ventures from March 1999 to May 2001, and Manager Administration at Group Voyagers from July 1993 to March 1999. Mr. Bass brings more than 13 years of executive finance and operations experience including experience in equity funding, treasury management, financial analysis, tax planning, accounting system design and implementation, process engineering and risk management.

CRAIG A. COOK. Mr. Cook has been the Company’s Chief Administrative Officer since February 2005. Mr. Cook joined us as Vice President of Operations in December 2004. He comes to Cardinal from Sovereign Companies, having served as the Chief Operating Officer from 2001 to 2004. Previously, he was the Chief Operating Officer for Denver Public Schools from 1994 to 2001 and the Assistant Superintendent of Kansas City Public Schools, Kansas City, Missouri from 1988 to 1994. A retired Lieutenant Colonel in the U.S. Army, Cook served in various accounting and finance positions during his military service. He holds an MBA degree from the University of Nevada, Reno, combined with a BSBA from the University of Idaho.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Transactions With Management And Others

In connection with the acquisition of Sovereign Partners, LLC, (“Sovereign”) we issued common shares and series B preferred shares to the former members of Sovereign. On February 18, 2005 at the closing of the Acquisition, 9,721,950 shares of common stock and 27,777 shares of Series B preferred stock were issued by us to entities in which Mr. Garneau has an economic interest. These entities were members of Sovereign as of the closing of the Acquisition. Specifically, the common shares and preferred shares were issued to, and are owned by, DD Family Properties LLC, a family owned LLC of which Mr. Garneau owns a 21% interest and for which he serves as Manager. Mr. Garneau exercises voting control over all of the common shares and preferred shares owned by the LLC. Under the terms of the Acquisition, additional shares of common stock and preferred stock will be issued to the former Sovereign members, including DD Family Properties LLC over the next several years.

In 2004, we entered into an acquisition transaction whereby we acquire certain assets of the "Sovereign Companies." As part of that transaction, we issued 2,854,167 shares of common stock on March 8, 2004 and 2,349,703 shares of common on November 22, 2004 to five affiliated limited liability companies (the owners of the Sovereign Company assets) over which Mr. Garneau served as Manager as of those dates. Mr. Garneau continues to serve as Manager of those entities and in his capacity as Manager, Mr. Garneau exercises voting control over the 5,203,870 common shares. The acquisition of the assets closed before Mr. Garneau became a Director or officer of our Company.

In addition, 600,000 shares of common stock and warrants to purchase 200,000 shares of common stock were issued by us on November 22, 2004 as part of a private placement transaction. All of the foregoing common shares and warrants to purchase common shares were acquired by, and are owned by, September Serenade Ltd., a family owned partnership of which Mr. Garneau serves as a general partner. He shares voting control over the shares with his wife. Each of Mr. Garneau and his wife own a 0.05% interest in the partnership. The private placement and the sale of the shares and warrants closed before Mr. Garneau became a Director or officer of our Company.

Related Party Debt

The Company has related party debt of $4,381,225 at December 31, 2005, utilizing twelve different related parties. Interest rates range from 6.00% to 16.00%, and have maturity dates ranging from September 2005 through October 2007, with three exceptions. Two notes amortize over thirty years maturing April 2033 and February 2034, and one note is interest only, with no stated maturity date.

In May 2005 the Company and a related party, Jantaq, Inc. entered into a loan transaction evidenced by a $50,000 promissory note. A principal of Jantaq, Inc., John Weisman, is the brother of our former CEO David Weisman. The terms of the agreement provided for payment of 12% per annum interest and the note was due on or before June 8, 2005. On June 1, 2005 we amended the note to increase the balance due to $125,000. This note was satisfied in June 2005 with the issuance of 4,166,667 shares of the Company’s common stock in lieu of a cash payment. Interest of $1,125 was recorded in relation to this note and financing expense of $119,708 was recorded in relation to the stock conversion.

In June 2005, the Company entered into a note payable agreement in the amount of $500,000 with a related party, Ed Buckmaster. Mr. Buckmaster is the general partner of AEJM Enterprises Limited Partnership, a shareholder of the Company and father-in-law of the current CEO, Mr. Edouard Garneau. The terms of the agreement provide for the payment of 12% simple interest over the term of the note. The note was due September 1, 2005. The Company is currently negotiating an amendment and extension on the balance of this note.

In August 2005 the Company and a related party, Jantaq, Inc. entered into a loan transaction evidenced by a $150,000 promissory note. A principal of Jantaq, Inc., John Weisman, is the brother of our former CEO David Weisman. The terms of the agreement provide for the payment of 10% per annum interest and the note was due September 1, 2005. In September, the Company satisfied the note by the issuance of 5,505,000 shares of the Company’s common stock in lieu of a cash payment. Financing expense of $75,705 was recorded in relation to the stock conversion.

Subsequent to December 31, 2005 additional related party debt has been incurred and is described as follows and in the Current Report, Form 8K filed with the Securities and Exchange Commission on April 3, 2006. In March 2006, the Company entered into a five year, $2,500,000 note payable agreement with a related party, Ed Buckmaster. A shareholder of the Company, Mr. Buckmaster is the general partner of Thunderbird Management Limited Partnership (Thunderbird), and father-in-law of the current CEO, Mr. Edouard Garneau. The terms of the agreement provide for 12% simple interest over the life of the note; this note consolidates prior notes held by Thunderbird.

Voting Agreement with Respect to Directors

In connection with the Acquisition Agreement, the Company, each member of our Board of Directors including David Weisman, Edouard Garneau, Richard Wilson and Byron Young, and each of the persons who were Members of Sovereign immediately prior to the Closing entered into an Investor Rights Agreement. Pursuant to the Investor Rights Agreement, each of such persons agree to take all steps necessary, including the exercise of their voting rights as a shareholder of our Company, to ensure the Mr. Ed Garneau and one other person selected by the Members, is elected to the Company's Board of Directors and serves as a Director until all of the shares of Common Stock issued to the Members have either been registered and sold on an effective registration statement or are eligible for resale under Rule 144 of the Securities Act of 1933. Mr. Garneau and Mr. Fiebig are each designated as nominees for election to our Board of Directors under this Proxy Statement. If all such persons who are parties to the Investors Rights Agreement vote in favor of these two nominees, an estimated total of 53,053,870 shares of Common Stock and 35,000,000 shares of Series B Stock (voting on an as converted basis) will be voted in favor of each of Mr. Garneau and Mr. Fiebig. Such shares would provide for an estimated 88,053,870 votes in favor of these nominees.

The Investor Rights Agreement also provides that should certain events happen; each party to the Investor Rights Agreement will take all steps necessary to increase the number of Directors of our Company and grant the Members the right to fill all such newly created Board of Director vacancies. In addition, the Investor Rights Agreement provides for certain protective operating covenants that prohibit the Company from taking certain extraordinary actions absent the prior consent of the Members.

Indebtedness of Management

There is no debt owed by directors, director nominees or executive officers to the Company.

COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES ACT

The Company's executive officers and Directors, and beneficial owners of more than 10% of the Common Stock, are required to file initial reports of ownership and reports of changes of ownership of the Common Stock with the SEC. The SEC's rules require such person to furnish the Company with copies of all Section 16(a) reports they file. The Company has determined that not all of the reports required to have been filed during 2005 were filed on a timely basis. Based solely on a review of Forms 3, 4 and 5 and amendments thereto furnished to the Company under Rule 16a-3(e) of the Exchange Act, the Company has determined that all officers and Directors have filed reports as follows:

NAME	FORM	LAST DATE FILED BEFORE 5/15/2006

Ronald Bass	Form 4	5/12/2006

Craig A. Cook	Form 4	5/12/2006

Jeffrey Fiebig	Form 4	5/12/2006

Ed Garneau	Form 4	5/12/2006

David A. Weisman	Form 4	11/22/2005

Richard E. Wilson	Form 4	5/12/2006

Byron Young	Form 4	5/12/2006

CORPORATE GOVERNANCE; BOARD COMMITTEES; MEETINGS

Executive Committee

Our Board of Directors created an executive committee to facilitate management between meetings of the full Board of Directors. The Executive Committee is composed of Ed Garneau and Richard E. Wilson. Pursuant to our Bylaws, between meetings of the full Board of Directors, the Executive Committee has the full power and authority of the Board of Directors in the management of our business and affairs, except to the extent limited by Nevada law. Pursuant to the Bylaws of the Executive Committee, as adopted by the full Board of Directors, the Executive Committee has the authority to exercise all powers of the Board of Directors, except the power:

- to declare dividends;
- to sell or otherwise dispose of all or substantially all of our assets;
- to recommend to our shareholders any action requiring their approval; and
- to change the membership of any committee, fill the vacancies thereon or discharge any committee.

During 2005 the Executive Committee did not meet in person; however it met telephonically and took action by unanimous written consent in lieu of a meeting on numerous occasions.

Audit Committee

The Audit Committee of our Board of Directors is composed of Richard E. Wilson, Byron Young, and Ed Garneau. Our Board of Directors has determined that the Audit Committee does not have a member with the requisite education, background or experience to be considered an "audit committee financial expert" as that term is defined by the SEC. The purposes of the audit committee are:

- to oversee the quality and integrity of the financial statements and other financial information we provide to any governmental body or the public;
- to oversee the independent auditors' qualifications and independence;
- to oversee the performance of our independent auditors;
- to oversee our systems of internal controls regarding finance,
- accounting, legal compliance and ethics that management and the Board of Directors has established or will establish in the future;
- to establish procedures for the receipt, retention and treatment of
- complaints regarding accounting, internal controls, and other auditing matters and for the confidential, anonymous submission by our employees of concerns regarding questionable accounting or auditing matters;
- to provide an open avenue of communication among the independent auditors, financial and senior management, the internal auditing department, and the Board of Directors, always emphasizing that the independent auditors are accountable to the audit committee; and
- to perform such other duties as are directed by the Board of Directors.

AUDIT COMMITTEE REPORT

The Audit Committee has reviewed and discussed with management the audited Financial statements of the Company for the year ended December 31, 2005 (the "Audited Financial Statements''), management's assessment of the effectiveness of the Company's internal control over Financial reporting, and the independent auditors' evaluation of the Company's system of internal control over Financial reporting.

In addition, the Audit Committee has discussed with AJ. Robbins, PC, who reports directly to the Audit Committee, the matters required by Statement on Auditing Standards Nos. 61 and 90 (Communication with Audit Committees). The Audit Committee also has discussed with AJ. Robbins, PC its independence from the Company, including the matters contained in the written disclosures and letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). The Audit Committee also has discussed with management of the Company and AJ. Robbins, PC such other matters and received such assurances from them as it deemed appropriate. The Audit Committee considered whether the rendering of non-audit services by AJ. Robbins, PC to the Company is compatible with maintaining the independence of AJ. Robbins, PC from the Company.

Following the foregoing review and discussions, the Audit Committee recommended to the Board of Directors that the Audited Financial Statements be included in the Company's Annual Report on Form 10-KSB for the year ended December 31, 2005, for Filling with the Securities and Exchange Commission.

The Audit Committee
Richard E. Wilson
Byron Young
Ed Garneau

Compensation and Stock Committee

The compensation and stock committee is composed of Richard Wilson and Ed Garneau. The general purposes of the committee are:

- to assist the Board of Directors in discharging the Board of Directors' responsibilities relating to compensation of the Company's executives;
- to make recommendations to the Board of Directors with respect to all compensation plans, including equity-based plans for employees and Directors; and
- to produce an annual report on executive compensation for inclusion in the Company's proxy statement, in accordance with applicable rules and regulations.

Nominating Committee

The nominating committee is composed of Jeffrey Fiebig and Richard Wilson. The general purposes of the committee are:

- to assist the Board of Directors by identifying individuals qualified to become Board of Directors members, and to recommend to the Board of Directors the Director nominees for the next annual meeting of stockholders;
- to develop and recommend to the Board of Directors the corporate governance guidelines applicable to the Company;
- to lead the Board of Directors in its annual review of the Board of Directors' performance;
- to conduct an annual assessment of each committee; and
- to recommend to the Board of Directors Director nominees for each committee.

NOMINATING COMMITTEE REPORT

During 2005 and through April 19, 2006, the Nominating Committee evaluated potential candidates for positions on the Board of Directors and its committees, in accordance with the criteria set forth in the Charter of the Nominating Committee. The Nominating Committee approved and recommended to the Board of directors the selection of four director nominees (Messrs. Durnford, Hale, Searls, and Briggs) to serve immediately on the current Board of Directors. In addition, the Nominating Committee approved and recommended to the Board of Directors the four of the four director nominees currently standing for election or re-election at the Annual Meeting of the Shareholders.

The Nominating Committee
Richard Wilson
Jeff Fiebig

Disclosure Committee

The disclosure committee is composed of Craig Cook and Ron Bass. The general purpose of the committee is to design, establish and maintain a system of controls and other procedures to ensure that information required to be disclosed in the reports and statements filed by the Company pursuant to the Exchange Act, is recorded, processed, summarized and reported in conformity with the rules and forms of the Securities and Exchange Commission

Special Committee

The Special Committee is composed of Richard E. Wilson, Byron T. Young, and Jeffery W. Fiebig. Mr. Wilson, as a non-employee director receives monthly compensation for his work on this committee. The purpose of the committee is to conduct a thorough investigation of the Company’s compliance with federal and state securities laws relating to sales of securities of the company and other items of interest. The results of this committee’s findings are reported on the Company’s Current Report on Form 8-K filed with the SEC on March 30, 2006.

EXECUTIVE COMPENSATION

Director Compensation

Non-employee directors do not receive annual payments for their service as directors, nor has the Board established a per-meeting stipend, however for his services on the Special Committee, Mr. Richard Wilson receives monthly compensation. At such time as the Company’s cash position improves, it is likely that the Board will begin to compensate non-employee directors. However, no determination of the amount of any such payment amounts has been made. Directors who are also employees of the Company receive no additional compensation for their service on the Board and its committees.

Executive Compensation

The following table sets forth in summary form the compensation received during each of the last three completed fiscal years by our Chief Executive Officer and each executive officer who received total salary and bonus exceeding $100,000 during any of the last three fiscal years.

		Annual Compensation					Long-term Compensation
							Awards		Payouts
Name and principal position	Year	Salary $		Bonus $	Other Annual Compensation $		Restricted Stock Awards $	Securities Underlying options/SARs #	LTIP Payouts $	All Other Compensation

Edouard A. Garneau (a)	2005	$185,000	(1)		$38,400	(8)
Chief Executive Officer	2004	*
	2003	*

David Weisman (b)	2005	$205,000	(2)					17,500,000
Former Chairman of	2004	*
the Board and Former	2003	*
Chief Executive Officer

Douglas McKinnon (c)	2005	$180,000
Former Chief Executive	2004	$180,000						3,000,000
Officer	2003	$180,000	(3)

Craig Cook	2005	$150,000	(4)
Chief Administrative	2004	*
Officer	2003	*

Jeffrey Fiebig	2005	$180,000	(5)
Director and President of	2004	*
Sovereign Partners, LLC	2003	*

Byron Young	2005	$120,000	(6)		$1,277
Director and President of	2004	*
Connect Paging, Inc.	2003	*

Terry Zinsli	2005	$150,000	(7)
Chief Financial Officer	2004	*
Sovereign Partners, LLC	2003	*

David M. Loflin	2005	*
Former Chairman of the	2004	*
Board and former President	2003	$75,000	(9)

Kenneth J. Upcraft	2005	*
Former Executive Vice	2004	$109,142	(10)
President	2003	$150,000

Christopher K. Brenner	2005	*
Former Vice President	2004	*	(11)
Finance	2003	$120,000	(12)

* This empoloyee or director was not employed by the Company during this year.

(a), Mr. Garneau was appointed Chief Executive Officer of the Company on November 4, 2005.

(b) Mr. Weisman was appointed Chief Executive Officer on April 18, 2005. Mr. Weisman resigned his positions as Chairman of the Board of Directors and Chief Executive Officer effective November 4, 2005.

(c) Mr. McKinnon left the Company in July 2005.

(1) $24,998 of Mr. Garneau’s salary amount was paid by the issuance of 1,503,170 shares of our common stock, an average per share value of $.02 per share, the last closing price of our common stock less a 10% discount, as reported by the Over-The-Counter Bulletin Board, on the date of issuance.

(2) $89,690 of Mr. Weisman’s salary amount was paid by the issuance of 4,529,794 shares of our common stock, an average per share value of $.02 per share, the last closing price of our common stock less a 10% discount, as reported by the Over-The-Counter Bulletin Board, on the date of issuance.

(3) $95,500 of Mr. McKinnon's salary amount was paid by the issuance of 1,450,000 shares of our common stock, a per share value of $.07 per share, the last closing price of our common stock, as reported by AMEX, on the date of issuance.

(4) $23,709 of Mr. Cook’s salary amount was paid by the issuance of 1,171,840 shares of our common stock, an average per share value of $.02 per share, the last closing price of our common stock less a 10% discount, as reported by the Over-The-Counter Bulletin Board, on the date of issuance.

(5) $30,471 of Mr. Fiebig’s salary amount was paid by the issuance of 1,519,378 shares of our common stock, an average per share value of $.02 per share, the last closing price of our common stock less a 10% discount, as reported by the Over-The-Counter Bulletin Board, on the date of issuance.

(6) $16,879 of Mr. Young’s salary amount was paid by the issuance of 840,149 shares of our common stock, an average per share value of $.02 per share, the last closing price of our common stock less a 10% discount, as reported by the Over-The-Counter Bulletin Board, on the date of issuance.

(7) Approximately $32,150 of Mr. Zinsli’s salary amount was paid by the issuance of 1,607,490 shares of our common stock, an average per share value of $.02 per share, the last closing price of our common stock less a 10% discount, as reported by the Over-The-Counter Bulletin Board, on the date of issuance.

(8) Commissions earned as licensed Real Estate Broker.

(9) $75,000 of Mr. Loflin's salary amount was paid by the issuance of 1,300,000 shares of our common stock, a per share value of $.07 per share, the last closing price of our common stock, as reported by AMEX, on the date of issuance.

(10) $70,000 of Mr. Upcraft's salary amount was paid by the issuance of 1,150,000 shares of our common stock, a per share value of $.07 per share, the last closing price of our common stock, as reported by AMEX, on the date of issuance.

(11) Although Mr. Brenner was not employed by the company in 2004, he provided consulting services during this time.

(12) $66,500 of Mr. Brenner's salary amount was paid by the issuance of 1,100,000 shares of our common stock, a per share value of $.07 per share, the last closing price of our common stock, as reported by AMEX, on the date of issuance.

Employment Contracts and Termination of Employment and Change-in-Control Agreements

The following table summarizes certain provisions of the employment agreements.

Name of Officer	Positions	Term	Annual Salary
Date

Douglas O. McKinnon (1)	Former President and	3 Years	$180,000
4/15/2002	Chief Executive Officer

Edouard Garneau	Chief Executive Officer	3 Years	$185,000
2/21/2005

(1) Mr. McKinnon is no longer with the Company as of July 2005.

In connection with each of their respective employment agreements, the executive officers entered into confidentiality agreements and agreements not to compete with the Company during the term of employment and for a period of one year thereafter.

Under Mr. McKinnon's employment agreement, should the Company (1) experience a change in control or (2) change Mr. McKinnon's responsibilities with the Company, Mr. McKinnon has the right, in his sole discretion, to terminate his employment with the Company and the Company would be liable for all compensation remaining to be paid during the then-current term of his employment agreement, plus an additional period of one year.

Under each employment agreement, if the executive is terminated by the Company other than for cause, he will be entitled to continue to receive his base salary for the unexpired term of his employment contract.

2005 Stock Ownership Plan

In December 2004, our Board of Directors adopted a stock ownership plan for our officers, Directors and consultants known as the 2005 Stock Ownership Plan. The 2005 Plan was established by the Board of Directors as a means to promote our success and enhance our value by linking the personal interests of participants to our shareholders, and by providing participants with an incentive for outstanding performance. Persons who are officers, directors or consultants are eligible to participate in the 2005 Plan. The Board of Directors may, at any time and from time to time, grant shares of our common stock in such amounts and upon such terms and conditions as it may determine, to include the granting of shares of the Common Stock and the granting of options to purchase shares of the common stock. A total of 150,000,000 shares of our common stock have been reserved for issuance under the 2005 Plan registration statement on Form S-8 (SEC File No.333-121916) relating to the 2005 Plan, as amended, have been filed with the SEC. At May 12, 2006, 27,403,780 shares of our common stock remain unissued under the Plan.

Stock Appreciation Rights

We have never granted any stock appreciation rights (SARs), nor do we expect to grant any SARs in the foreseeable future.

MEETINGS OF THE BOARD OF DIRECTORS

During 2005 fiscal year, the Board of Directors held three meetings attended by all the directors, held over 12 telephonic meetings and it took action by unanimous written consent in lieu of a meeting on numerous occasions.

COMMUNICATIONS WITH MEMBERS OF THE BOARD OF DIRECTORS

The Board of Directors has not established a formal process for shareholders to send communications to its members. Any stockholder may send a communication to any member of the Board of Directors, in care of the Company’s address 390 Interlocken Crescent, Suite 900, Broomfield, Colorado, 80021. The Company will forward any such communication to the Board member. If the stockholder would like the communication to be confidential, it should be so marked.

ATTENDANCE OF BOARD MEMBERS AT ANNUAL SHAREHOLDERS’ MEETING

Each of the members of the Board of Directors will be required to attend the meeting.

PROPOSAL #1 - ELECTION OF EIGHT DIRECTORS

The Bylaws of the Company provide that the Board of Directors shall be comprised of not less than three nor more than nine members, and that each director shall be elected to serve until the next Annual Meeting of Shareholders (or Annual Meeting for the purpose of electing directors) and until his or her successor shall be elected and shall qualify. Any vacancies on the Board may be filled by a majority vote of the Board and any director so elected shall hold office for the unexpired term of his or her predecessor or until the next election of directors by the shareholders of the Company.

The names of the nominees for directors and other information about them appears below. All of the nominees have consented to serve if elected. If for any unforeseen reason a nominee is unable to serve if elected, the persons named in the accompanying proxy may exercise their discretion to vote for a substitute nominee selected by the Board. The Board, however, has no reason to anticipate that any of the nominees will not be able to serve, if elected.

Richard E. Wilson - 63. Mr. Wilson has served as a member of our Board of Directors since March 2003, and serves currently as our Chairman. Since 2002, Mr. Wilson has served as a principal and executive vice president of business development of NetPort-Datacom, Inc., a privately held Mukilteo, Washington-based provider of international voice service. Mr. Wilson was co-founder of The Association of Communications Enterprises (ASCENT) (formerly the Telecommunications Resellers Association), a leading trade group representing entrepreneurial and small business communications companies. He served on that organization's Board of Directors in 1992 and 1993 and is currently Chairman Emeritus of ASCENT. During 2001 and 2002, Mr. Wilson was a principal in SigBioUSA, LLC, a Mulkiteo, Washington-based telecommunications consulting firm with expertise in both wireline and wireless telecommunications applications. From May 2000 to April 2001, Mr. Wilson was president and chief executive officer of Open Telecommunications North America, a wholly owned subsidiary of Open Telecommunications Australia, a publicly traded company in Australia that provides telecommunications-network-infrastructure related products and services. Also, from 2000 through January 2002, Mr. Wilson served as a director of GlobalNet International Telecommunications, Inc., an Illinois-based provider of global telecommunications services. GlobalNet was publicly traded under the symbol GBNE, until acquired by Titan Corporation in 2002.

Ed Garneau - 44. Mr. Garneau joined our Board of Directors December 20, 2004 and appointed as Chief Operating Officer on February 21, 2005, and was appointed Chief Executive Officer in November, 2005. Mr. Garneau will also serve as a member of our audit committee. Mr. Garneau is the founder and, since 1994, has been the Chief Executive Officer of Sovereign Companies, a diversified real estate development company with broadband telecommunications installation and operations in 4 states currently representing 10 major developments or approximately 1100 homes. Prior to founding Sovereign, Mr. Garneau served eight years in the US Air Force as a fighter pilot.

Jeffrey W. Fiebig - 44. Mr. Fiebig joined us as a member of our Board March 2005. Mr. Fiebig joined the Sovereign Companies (recently acquired by the Company on February 18, 2005) as Vice President in August of 2004. Mr. Fiebig has spent the last twenty-one years in the US Air Force on active duty or in the reserves. He was a combat fighter pilot in Desert Storm and flew the Slot Position for the world famous US Air Force Thunderbirds. From January 2001 to January 2004, Mr. Fiebig was the Group Commander of six Squadrons and supervised over 500 personnel at Luke Air Force Base, Arizona. In addition to his US Air Force duties Mr. Fiebig was an instructor and evaluator for United Airlines from May of 1997 to September 2004.

Byron Young - 32. Mr. Young joined us as a member of our Board of Directors in August 2004. Concurrently, Mr. Young will remain active as President of the Company’s Texas subsidiary, Connect Paging Inc. d/b/a/ Get-A-Phone (“GAP”). Mr. Young purchased GAP in 2000, sold off all paging assets and refocused the company on dial tone. GAP has grown to over 14,000 customers to date and revenues exceeding $9 million annually. Prior to Connect Paging, Mr. Young founded Phone America in 1997 which was merged with Trans National Telecommunications, Inc. in 1999 and prior to Phone America, founded Paging Express, Inc. in 1994.

Joseph M. Durnford - 42. Mr. Durnford has over 19 years experience in corporate finance, accounting, business strategy, and mergers and acquisitions. Mr. Durnford is the Founder and CEO of JD Ford & Company, a specialized investment bank that has been directly responsible for completing numerous middle market merger and acquisition transactions, and raised capital through a variety debt and equity financing structures. During his career Mr. Durnford has participated in corporate finance and merger and acquisition transactions with values exceeding $1 billion, in a variety of industries including manufacturing, software development, real estate development, construction, financial services, and consumer products. He is a Certified Public Accountant and serves on the corporate boards of Thomas Industries, which he chairs, Compass Bank of Colorado, and Mallfinder Networks.

Robert T. Hale - 67. Mr. Hale brings more than 35 years of business expertise to the Board, the majority of which involved the telecommunications industry. Mr. Hale is currently the Chairman of Granite Telecommunications a successful telecom and software services company. Granite Telecommunications provides local phone services, telecom expense reporting and premier dial tone support services to over 15,000 customers with over 120,000 locations and 490,000 telephone lines throughout the country. A graduate of Tufts University with a degree in economics, Mr. Hale has served on audit and compensation committees of various boards of directors. Mr. Hale co-founded Network Plus, Inc., and ASCENT. He is former Director of the merged Comptel/Ascent Board, and has served as Director of Sigecom, LLC and Utilicom Networks.

Robert R. Searls - 59. Mr. Searls is a successful real estate developer and has formed a series of partnerships and corporations for the purpose of purchasing or developing a variety of real estate projects including commercial retail, office, self storage, multi-family and residential subdivisions. A former Navy and Eastern Airline pilot, Mr. Searls has been a Series 7 stockbroker and negotiated the acquisition and sale of several hundred million dollars in real estate in Colorado and Florida.

Kerry D. Briggs - 58. Mr. Briggs is President and Owner of Briggs Financial Services, a specialty line insurance agency serving the banking and credit union marketplace. Mr. Briggs has over 20 years of experience in the finance and banking industry. Mr. Briggs also is a successful real estate developer, building and owning several apartment and condominium complexes in Utah, Arizona, and Kansas. Mr. Briggs served as a pilot in the United States Air Force Reserve for 28 years retiring in 2000 as a Colonel.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE ABOVE-NAMED NOMINEES FOR DIRECTORS.

PROPOSAL #2 - RATIFICATION AND APPROVAL OF APPOINTMENT OF INDEPENDENT AUDITORS

Subject to ratification and approval by the shareholders, the Board has selected the firm of AJ. Robbins, PC as the Company’s independent auditors for its fiscal year ending December 31, 2006.

AJ. Robbins, PC has acted as the Company’s independent auditors for fiscal years ending December 31, 2004, and December 31, 2005. Prior to engaging AJ. Robbins, PC, the Company had not consulted AJ. Robbins, PC regarding the application of accounting principles to a specified transaction, completed or proposed, the type of audit opinion that might be rendered on the Company’s financial statements or a reportable event, nor did the Company consult with AJ. Robbins, PC regarding any disagreements with its prior auditor on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of the prior auditor, would have caused it to make a reference to the subject matter of the disagreements in connection with its reports.

Representatives of AJ. Robbins, PC will be present at the Annual Meeting of Shareholders, will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions from shareholders.

Audit and Audit Related Fees.

The following table sets forth fees billed to us by our auditors during the fiscal years ended December 31, 2005 and December 31, 2004 for: (i) services rendered for the audit of our annual financial statements and the review of our quarterly financial statements, (ii) services by our auditor that are reasonably related to the performance of the audit or review of our financial statements and that are not reported as Audit Fees, (iii) services rendered in connection with tax compliance, tax advice and tax planning, and (iv) all other fees for services rendered.

		December 31, 2005	December 31, 2004
(i)	Audit fees	$809,357	$55,065
(ii)	Audit related fees	$254,518	$5,000
(iii)	Tax	$78,998	$0
(iv)	All other fees	$0	$0

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” the RATIFICATION AND
APPROVAL OF AJ. ROBBINS, P.C. AS THE COMPANY’S INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2006.

PROPOSAL #3 - APPROVAL OF AMENDMENT TO AUTHORIZE A REVERSE SPLIT OF OUR COMMON STOCK.

The Company’s shareholders are being asked to authorize the Board of Directors, in its discretion, to amend the Company’s Articles of Incorporation to effect a “reverse split” of its issued and outstanding Common Stock (the “Reverse Split”) at any time prior to the next annual meeting of shareholders. By approving this proposal, the Board of Directors will be empowered to reverse split the Company’s Common Stock by choosing one of four ratios (the “split ratio”), namely one share for five shares, one share for ten shares, one share for twenty shares, or one share for thirty shares. If the Board of Directors decides to approve the Reverse Split, the determination of the ratio to be used will be made on the date of approval.

Reasons for the Reverse Split

The Company believes that under certain circumstances the decrease in the number of shares of Common Stock outstanding may make it more attractive to potential merger or acquisition candidates and may enhance its ability to raise capital through the financial markets and to return the Company's share price to a level that is typical of other public companies. However at this time, the Company does not have any arrangements, plans or proposals, written or otherwise, at this time to issue any of the contemplated additional authorized shares that would be a result of a reverse split of our common stock.

Criteria for Determining the Split Ratio

The criteria for determining the split ratio will be based upon a review, by the Board, of the capital structure of the Company including, shares and convertible instruments outstanding, shares price, general market conditions and the potential benefits from each of the options available.

There can be no assurance that the market price of the Common Stock immediately after the Reverse Split will be maintained for any period of time, or that the market price of the Common Stock after the proposed Reverse Split will exceed the current market price.

Effectiveness of the Reverse Stock Split and Mechanism for Share Exchange

If the Reverse Split is approved by the shareholders and effected by the Board of Directors, the Board of Directors will fix a record date for determination of shares subject to the Reverse Split. As of the date of this Proxy Statement, the Board of Directors has not fixed a record date for the Reverse Split.

If approved by the shareholders, the Reverse Split would become effective with the filing of an amendment to the Company’s Articles of Incorporation with the Nevada Secretary of State on any date selected by the Board of Directors, on or prior to the Company’s next annual meeting of shareholders. However, the Board of Directors reserves the right, even after shareholder approval, to forego or postpone filing the amendment if such action is determined not to be in the best interests of the Company and its shareholders. At our last annual meeting, the Board sought approval for a Reverse Split and determined that a split was not in the best interests of the Company and its shareholders prior to this year’s Annual Meeting and the shareholders previous authorization will lapse. If the Reverse Split is not implemented by the Board of Directors and effected by the next annual meeting of shareholders, the authority to file the amendment and effect the reverse split again will lapse. In such case, the Board of Directors will again seek shareholder approval at a future date for a reverse stock split if it deems it to be advisable at that time. A proposed “form” of amendment is attached hereto as Appendix A.

If the Reverse Split is approved and the Board of Directors elects to effect the Reverse Split, then each share of Common Stock outstanding as of the record date chosen for the Reverse Split will immediately and automatically be changed, as of the effective date of the amendment, into a number which reflects the split ratio chosen by the Board of Directors. For example, if the Board of Directors approves a Reverse Split of one share for five shares, than each share of outstanding Common Stock will automatically be changed, as of the effective date of the Amendment, into one fifth of a share of Common Stock. In addition, proportional adjustments will be made to the maximum number of shares issuable under the Company’s equity plans, as well as the number of shares issuable upon exercise and the exercise price of the Company’s outstanding options and conversion of the Company’s Series A Stock and Series B Stock.

The following table illustrates the principal effects of the Reverse Split on the Common Stock:

	Shares Outstanding	Approximate number of	Approximate number of	Product of Reverse Split
	As of	Shares Outstanding	Shares Available for	Ratio and
Ratio	12-May-06	After Reverse Split	future issuance After	Market Price as of
		(1)	Reverse Stock Split	5/12/2006 ($0.02 per share)

Five for one	445,328,774	89,065,755	710,934,245	$0.10

Ten for one	445,328,774	44,532,877	755,467,123	$0.20

Twenty for one	445,328,774	22,266,439	777,733,561	$0.40

Thirty for one	445,328,774	14,844,292	785,155,708	$0.60

	Shares Reserved	Approximate number of
	for Issuanance	Shares Reserved
Ratio	as of	After Reverse Split
	May 12, 2006	(1)

Five for one	269,882,439	53,976,488

Ten for one	269,882,439	26,988,244

Twenty for one	269,882,439	13,494,122

Thirty for one	269,882,439	8,996,081

(1) Assumes the Effective Time occurred on the date of this proxy statement, and subject to adjustment resulting by the Company issuing whole shares in lieu of fractional shares.

Stockholders should recognize that if the Reverse Split is effectuated, they will own a fewer number of shares than they presently own, a number equal to the number of shares owned immediately prior to the Effective Time divided by the applicable ratio number, subject to adjustment for fractional shares, as described below

While the Company expects that the reduction in the outstanding shares of Common Stock as a result of the Reverse Split will result in an increase in the market price of the Common Stock, there can be no assurance that the Reverse Split will increase the market price of the Common Stock by the a multiple of the ratio or result in any permanent increase in the market price (which is dependent upon many factors, including, but not limited to, the Company's business and financial performance and prospects). Should the market price of the Common Stock decline after the Reverse Split, the percentage decline may be greater than would otherwise occur had the Reverse Split not been effectuated.

The number of authorized but unissued shares of Common Stock would increase from 354,671,226 to upwards of 785,155,708 (subject to the assumptions described in the table above). These shares may be issued by the Board of Directors in its discretion. If the Company issues additional shares subsequent to the Reverse Split, the dilution to the ownership interest of the Company's existing stockholders may be greater than would otherwise occur had the Reverse Split not been effectuated.

As described below, stockholders who would otherwise hold fractional shares after the Reverse Split will be entitled to whole shares in lieu of such fractional shares. These, however, are not the purposes for which the Company seeks to effect the Reverse Split, and the Company does not expect the Reverse Split will result in any material change in the number of stockholders nor their percentage ownership of equity.

Although the increased proportion of authorized but unissued shares to issued shares could, under certain circumstances, have an anti-takeover effect (for example, by permitting issuances that would dilute the stock ownership of a person seeking to effect a change in the composition of the Company's Board of Directors or contemplating a tender offer or other transaction for the combination of LivePerson with another company), the Reverse Split is not being proposed in response to any effort of which the Company is aware to accumulate shares of Common Stock or obtain control of the Company, nor is it part of a plan by management to recommend a series of similar amendments to the Company's Board of Directors and stockholders. Other than the Reverse Split, the Board of Directors does not currently contemplate recommending the adoption of any other amendments to the Company's Amended and Restated Certificate of Incorporation that could be construed to affect the ability of third parties to take over or change the control of the Company.

The Reverse Split will not affect the par value of the Common Stock. As a result, after the Effective Time, the stated capital on the Company's balance sheet attributable to the Common Stock will be reduced to by the ratio of its present amount, and the additional paid-in capital account shall be credited with the amount by which the stated capital is reduced. The per share net income or loss and net book value of the Common Stock will be increased because there will be fewer shares of Common Stock outstanding.

The Corporation shall not recognize on its stock record books any purported transfer of any fractional share of Common Stock of the Corporation. Instead, any fractional shares shall be rounded to the nearest whole share.

Management does not anticipate that the Company’s financial condition, the percentage ownership of management, the number of our shareholders, or any aspect of the Company’s business will materially change as a result of the Reverse Split. Because the Reverse Split will apply to all issued and outstanding shares of Common Stock and outstanding rights to purchase Common Stock or to convert other securities into Common Stock, the proposed Reverse Split will not alter the relative rights and preferences of existing shareholders.

Provided that the Reverse Split is approved by the shareholders and the Board of Directors fixes a record date and effects the Reverse Split, then the Company will notify each holder of record with instructions for the surrender and exchange of certificates.

Based on the foregoing discussion, the Board of Directors requests that shareholders approve the following resolutions in connection with the proposed Reverse Split:

RESOLVED, that the shareholders of the Company hereby authorize the Board of Directors, at any time prior to the next annual meeting of shareholders, to amend the Company’s Articles of Incorporation to effect a combination of the Company’s issued and outstanding Common Stock using the ratio x:1, with x equaling five, ten, twenty, or thirty, which number shall be chosen by the Board of Directors in its discretion (the “Reverse Split”); and it is further

RESOLVED, that the officers of the Company be, and each of them hereby is, authorized and empowered (any one of them acting alone), in the name of and on behalf of the Company, to procure any authorizations or approvals or to do or cause to be done all such acts or things and to sign and deliver or cause to be signed and delivered, all such documents, including but not limited to, an amendment to the Articles of Incorporation, stock certificates, federal and state securities forms, filings, applications or other documents, with such amendments, additions and other modifications thereto, as such officer may deem appropriate, which shall be deemed conclusively evidenced by the execution and delivery thereof, and to carry out and fully perform the terms and provisions of such documents in order to carry into effect the foregoing resolutions and to fully effect the transactions contemplated in such resolutions.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE AUTHORIZATION TO EFFECT A REVERSE STOCK SPLIT OF THE COMPANY’S COMMON STOCK.

PROPOSAL #4 - APPROVAL OF AMENDMENT TO AUTHORIZE A FORWARD SPLIT OF OUR COMMON STOCK.

The Company’s shareholders are being asked to authorize the Board of Directors, in its discretion, to amend the Company’s Articles of Incorporation to effect a “forward split” of its issued and outstanding Common Stock (the “Forward Split”) at any time prior to the next annual meeting of shareholders. By approving this proposal, the Board of Directors will be empowered to forward split the Company’s Common Stock in the ratio of two shares for each one outstanding share.

Reasons for the Forward Split

The Company believes that under certain circumstances the increase in the number of shares of Common Stock outstanding may make it more attractive to potential merger or acquisition candidates and may enhance its ability to raise capital through the financial markets.

There can be no assurance that the market price of the Common Stock immediately after the Forward Split will be maintained for any period of time, or that the market price of the Common Stock after the proposed Forward Split will exceed the current market price.

Effectiveness of the Forward Stock Split and Mechanism for Share Exchange

If the Forward Split is approved by the shareholders and effected by the Board of Directors, the Board of Directors will fix a record date for determination of shares subject to the Forward Split. As of the date of this Proxy Statement, the Board of Directors has not fixed a record date for the Forward Split.

The following table illustrates the principal effects of the Forward Split on the Common Stock:

	Shares Outstanding	Approximate number of	Approximate number of	Product of Reverse Split
	As of	Shares Outstanding	Shares Available for	Ratio and
Ratio	May 12, 2006	After Forward Reverse Split	future issuance After	Market Price as of
		(1)	Reverse Stock Split	5/12/2006 ($0.02 per share)

One for two	445,328,774	890,657,548	0	$0.01

	Shares Reserved	Approximate number of
	for Issuanance	Shares Reserved
Ratio	as of	After Forward Split
	May 12, 2006	(1)

One for two	269,882,439	539,764,878

(1) Assumes the Effective Time occurred on the date of this proxy statement. Currently the Company only has 800,000,000 common shares authorized and does not have enough authorized shares to effectuate a Forward Stock Split.

If approved by the shareholders, the Forward Split would become effective with the filing of an amendment to the Company’s Articles of Incorporation with the Nevada Secretary of State on any date selected by the Board of Directors, on or prior to the Company’s next annual meeting of shareholders. However, the Board of Directors reserves the right, even after shareholder approval, to forego or postpone filing the amendment if such action is determined not to be in the best interests of the Company and its shareholders. At our last annual meeting, the Board sought approval for a Forward Split and determined that a split was not in the best interests of the Company and its shareholders prior to this year’s Annual Meeting and the shareholders previous authorization will lapse. If the Forward Split is not implemented by the Board of Directors and effected by the next annual meeting of shareholders, the authority to file the amendment and effect the forward split again will lapse. In such case, the Board of Directors will again seek shareholder approval at a future date for a forward stock split if it deems it to be advisable at that time. A proposed “form” of amendment is attached hereto as Appendix B.

If the Forward Split is approved and the Board of Directors elects to effect the Forward Split, then each share of Common Stock outstanding as of the record date chosen for the Forward Split will immediately and automatically be changed, as of the effective date of the amendment. If the Board of Directors approves the Forward Split, than each share of outstanding Common Stock will automatically be changed, as of the effective date of the Amendment, into two shares of Common Stock. In addition, proportional adjustments will be made to the maximum number of shares issuable under the Company’s equity plans, as well as the number of shares issuable upon exercise and the exercise price of the Company’s outstanding options and conversion of the Company’s Series A Stock and Series B Stock.

Management does not anticipate that the Company’s financial condition, the percentage ownership of management, the number of our shareholders, or any aspect of the Company’s business will materially change as a result of the Forward Split. Because the Forward Split will apply to all issued and outstanding shares of Common Stock and outstanding rights to purchase Common Stock or to convert other securities into Common Stock, the proposed Forward Split will not alter the relative rights and preferences of existing shareholders.

Provided that the Forward Split is approved by the shareholders and the Board of Directors fixes a record date and effects the Forward Split, then it will notify each holder of record with instructions for the surrender and exchange of certificates.

Based on the foregoing discussion, the Board of Directors requests that shareholders approve the following resolutions in connection with the proposed Forward Split:

RESOLVED, that the shareholders of the Company hereby authorize the Board of Directors, at any time prior to the next annual meeting of shareholders, to amend the Company’s Articles of Incorporation to effect a combination of the Company’s issued and outstanding Common Stock using the ratio 1:2, and it is further

RESOLVED, that the officers of the Company be, and each of them hereby is, authorized and empowered (any one of them acting alone), in the name of and on behalf of the Company, to procure any authorizations or approvals or to do or cause to be done all such acts or things and to sign and deliver or cause to be signed and delivered, all such documents, including but not limited to, an amendment to the Articles of Incorporation, stock certificates, federal and state securities forms, filings, applications or other documents, with such amendments, additions and other modifications thereto, as such officer may deem appropriate, which shall be deemed conclusively evidenced by the execution and delivery thereof, and to carry out and fully perform the terms and provisions of such documents in order to carry into effect the foregoing resolutions and to fully effect the transactions contemplated in such resolutions.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE AUTHORIZATION TO EFFECT A FORWARD STOCK SPLIT OF THE COMPANY’S COMMON STOCK.

TRANSACTION OF OTHER BUSINESS

At the date of this Proxy Statement, the only business that the Board of Directors intends to present or knows that others will present at the meeting is as set forth above. If any other matter or matters are properly brought before the meeting, or any adjournment thereof, it is the intention of the persons named in the accompanying form of proxy to vote the proxy on such matters in accordance with their best judgment.

Your cooperation in giving this matter your immediate attention and returning your proxies will be appreciated.

STOCKHOLDER PROPOSALS FOR 2007 ANNUAL MEETING

Pursuant to Rule 14a-8 of the Securities Exchange Act of 1934, any shareholder who intends to present a proposal at the next Annual Meeting of Shareholders in the year 2007 must deliver the proposal, including the name of a proposed nominee to the Board of Directors, or to our principal executive office no later than the close of business on December 29, 2006.

Notice of intention to present a proposal at the 2007 Annual Meeting should be addressed to Corporate Secretary, Cardinal Communications, Inc., 390 Interlocken Crescent, Suite 900 Broomfield, Colorado 80021. The Company reserves the right to vote against, reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these requirements.

PROXY
CARDINAL COMMUNICATIONS, INC.

This proxy is solicited on behalf of the Board of Directors
for the Special Meeting of Shareholders in Lieu of Annual Meeting, on June 6, 2006

This proxy will be voted as specified by the stockholder. If no specification is made, all shares will be voted “FOR” the approval of the four proposals set forth in the proxy statement.

The undersigned hereby appoints Edouard A. Garneau and Craig A. Cook, each of them, Proxies for the undersigned, with full power of substitution, to vote all shares of Cardinal Communications, Inc. Common Stock which the undersigned may be entitled to vote at the Special Meeting of Shareholders of Cardinal Communications, Inc. to be held on Tuesday June 6, 2006, or at any adjournment thereof, upon the matters set forth on the reverse side and described in the accompanying Proxy Statement and upon such other business as may properly come before the meeting or any adjournment thereof.

PROPOSAL #1:	ELECTION OF DIRECTORS:

	EDOUARD A. GARNEAU	FOR ☐	AGAINST ☐	ABSTAIN ☐

	RICHARD E. WILSON	FOR ☐	AGAINST ☐	ABSTAIN ☐

	JEFFEREY W. FIEBIG	FOR ☐	AGAINST ☐	ABSTAIN ☐

	BYRON T. YOUNG	FOR ☐	AGAINST ☐	ABSTAIN ☐

	JOSEPH M. DURNFORD	FOR ☐	AGAINST ☐	ABSTAIN ☐

	ROBERT T. HALE	FOR ☐	AGAINST ☐	ABSTAIN ☐

	ROBERT R. SEARLS	FOR ☐	AGAINST ☐	ABSTAIN ☐

	KERRY D. BRIGGS	FOR ☐	AGAINST ☐	ABSTAIN ☐

PROPOSAL #2:	APPROVAL AND RATIFICATION OF AJ.
ROBBINS, PC AS THE COMPANY’S
	INDEPENDENT AUDITORS	FOR ☐	AGAINST ☐	ABSTAIN ☐

PROPOSAL #3:	AUTHORIZATION FOR REVERSE STOCK
SPLIT OF THE COMMON STOCK
	PRIOR TO THE NEXT ANNUAL MEETING	FOR ☐	AGAINST ☐	ABSTAIN ☐

PROPOSAL #4:	AUTHORIZATION FOR A FORWARD STOCK
SPLIT OF THE COMMON STOCK
	PRIOR TO THE NEXT ANNUAL MEETING	FOR ☐	AGAINST ☐	ABSTAIN ☐

Please mark, date and sign your proxy card and mail it in the enclosed envelope as soon as possible.

In their discretion, proxies are entitled to vote upon such other matters as may properly come before the meeting, or any adjournment thereof.

Signature_______________________________________	Date_________________	Class and number of shares held___________________

Signature______________________________________	Date___________________	Class and number of shares held___________________

Note: Please mark, date and sign this proxy card and return it in the enclosed envelope. Please sign as your name appears hereon. If shares are registered in more than one name, all owners should sign. If signing in a fiduciary or representative capacity, please give full title and attach evidence of authority. Corporations please sign with full corporate name by a duly authorized officer and affix corporate seal.

APPENDIX A

FORM OF AMENDMENT TO ARTICLES OF INCORPORATION TO EFFECT A REVERSE SPLIT OF THE COMMON STOCK

Article Four, Section 4.1 is hereby amended to include at the end of such Section, the following language: "Upon the filing of this Certificate of Amendment to Articles of Incorporation, (the “Split Effective Date”), each ______ shares of common stock, par value $.0001 per share, of the Corporation issued and outstanding or held as treasury shares immediately prior to the Split Effective Date (the “Old Common Stock”) shall automatically without any action on part of the holder thereof, be reclassified and changed into one share of common stock, par value $.0001 per share, which the Corporation shall be authorized to issue immediately subsequent to the Split Effective Date (the “New Common Stock”). Each holder of a certificate or certificates which immediately prior to the Split Effective Date represented outstanding shares of Old Common Stock (the “Old Certificates”) shall, from and after the Split Effective Date, be entitled to receive upon surrender of such Old Certificates to the Corporation’s transfer agent for cancellation, a certificate or certificates (the “New Certificates”) representing the shares of New Common Stock into which the shares of Old Common Stock formerly represented by such Old Certificates so surrendered are reclassified under the terms hereof. No fractional shares of New Common Stock of the Corporation shall be issued. No stockholder of the Corporation shall transfer any fractional shares of Common Stock of the Corporation. The Corporation shall not recognize on its stock record books any purported transfer of any fractional share of Common Stock of the Corporation. Instead, any fractional shares shall be rounded to the nearest whole share."

APPENDIX B

FORM OF AMENDMENT TO ARTICLES OF INCORPORATION TO EFFECT A FORWARD SPLIT OF THE COMMON STOCK

Article Four, Section 4.1 is hereby amended to include at the end of such section, the following language: “Immediately upon the filing of this Certificate of Amendment to the Articles of Incorporation (the “Filing Date”), each one outstanding share of the Corporation’s Common Stock will be split, automatically and without further action into two shares of Common Stock. Such split shall be effected on a certificate-by-certificate basis, and any fractional shares resulting from such split shall be rounded up to the nearest whole share.”